                                                                    EXHIBIT 8(d)



                            PARTICIPATION AGREEMENT

                                     Among

                     DFA INVESTMENT DIMENSIONS GROUP INC.,

                        DIMENSIONAL FUND ADVISORS INC.,

                              DFA SECURITIES INC.

                                      And

               FIRST PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY
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                               Table of Contents


Section             Description                                  Page
--------            -----------                                  ----

1                   Sales of Fund Shares.......................    1

2                   Proxy Solicitations and Voting.............    5

3                   Representations and Warranties.............    6

4                   Sales Material and Information.............    10

5                   Fees and Expenses..........................    13

6                   Indemnification............................    14

7                   Potential Conflicts........................    26

8                   Term and Termination.......................    30

9                   Notices....................................    33

10                  Miscellaneous..............................    35


     THIS AGREEMENT, made and entered into this 15th day of November, 1996, by and among First Providian Life and Health Insurance Company ("Company"), on its own behalf and on behalf of First Providian Life and Health Insurance Company Separate Account C, a segregated asset account of the Company ("Account"), DFA Investment Dimensions Group Inc. ("Fund"), the Fund's investment adviser, Dimensional Fund Advisors Inc. ("Adviser") and DFA Securities Inc. ("DFAS") (collectively, "Parties").

     Company, Fund, Adviser and DFAS intending to be legally bound, hereby agree as follows:

1.   Sales of Fund Shares

     1.1 Fund shares shall be sold by the respective portfolios of Fund listed on Schedule 1.1 hereto, as amended from time to time by the Parties ("Portfolios"), and purchased by Company for the appropriate subaccount of Account at the net asset value next computed after receipt by Fund or its designee of each order of the Account, in accordance with the provisions of this Agreement, the then current prospectuses of the Fund that describe the Portfolios and the variable annuity contract that uses the Portfolios as an underlying investment medium (the "Contracts"). For purposes of this Section 1.1, Company shall be the designee of Fund for receipt of such orders from Account and receipt by such designee shall constitute receipt by Fund; provided that company receives the order by 4:00 p.m. Louisville (Eastern) time and Fund receives notice from Company by

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telephone or facsimile (or by such other means as Fund and Company may agree to in writing) of such order no later than 10:30 a.m. Louisville (Eastern) time on the next following Business Day, provided that Company shall use its best efforts to communicate such order to Fund by 10:00 a.m. Louisville (Eastern) time. Fund will cause its transfer agent to send confirmation to Company and Fund by 10:30 a.m. Louisville (Eastern) time on the same Business Day that Company communicates the orders to Funds. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "SEC"). Company may purchase Portfolio shares for its own account subject to (a) receipt of prior written approval by Adviser; and (b) such purchases being in accordance with the then current prospectuses of the Fund that describe the Portfolios and the Contracts. Wire orders for payment for shares purchased will be sent to Fund prior to 3:00 p.m. Louisville (Eastern) time on the same Business Day that Company communicates the orders to Fund in accordance with written instructions provided by Fund to Company.

     1.2 Fund will redeem the shares when requested on behalf of the Company or the corresponding subaccount of the Account at the net asset value next computed after receipt by Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then

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current prospectuses of the Fund that describe the Portfolios and the Contracts.
For purposes of this Section 1.2, Company shall be designee for Fund for receipt of requests for redemption from Account and receipt by such designee shall constitute receipt by Fund; provided that Company receives the request for redemption by 4:00 p.m. Louisville (Eastern) time and Fund receives notice from Company by telephone or facsimile (or by such other means as Fund and Company may agree to in writing) of such request for redemption no later than 10:30 a.m. Louisville (Eastern) time on the next following Business Day, provided that Company shall use its best efforts to communicate such request to Fund by 10:00 a.m. Louisville (Eastern) time. Fund will use its best efforts to transmit to Company the proceeds of all redemption orders placed by Company by 4:00 p.m. Louisville (Eastern) time on the same Business Day that Company communicates the request to Fund by wire transfer in accordance with written instructions provided by Company to Fund. In no event shall payment be delayed for a greater period than permitted by the Investment Company Act of 1940 or the rules, orders or regulations thereunder (the "1940 Act"). The Board of Directors of Fund ("Directors") may refuse to sell shares of any Portfolio to any person, including Account, or suspend or terminate the offering of shares of any particular Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is deemed, by the Directors, acting in good faith and in light of the

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Directors' duties under applicable law, necessary in the best interests of shareholders of any Portfolio.

     1.3 Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, of the Contracts and of the then current prospectuses for the Contracts and Fund that describe the Portfolios. Except as necessary to implement Owner initiated transactions, or as otherwise required by state and/or federal laws or regulations, Company shall not redeem Portfolio shares attributable to the Contracts.

     1.4 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from Fund will be recorded in appropriate book entry titles for the Account by Fund or its designee.

     1.5 Fund shall furnish prompt notice followed by written confirmation to Company of any income, dividends or capital gain distributions payable on the Portfolios' shares. Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. Fund shall notify Company or its delegates of the number of shares so issued as payment of such dividends and distributions.

     1.6 Fund shall make the net asset value per share for each Portfolio available to Company or its delegates on a daily basis as soon as reasonably practical after the net asset value per share is calculated

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(normally by 6:00 p.m. Louisville (Eastern) time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Louisville (Eastern) time on each Business Day.

2.   Proxy Solicitations and Voting

     2.1 Fund agrees that the terms on which the Portfolios are offered to the Account will not be materially altered without at least sixty (60) days prior written notice to Company during the period in which Portfolio shares are held by the Account.

     2.2  If and to the extent required by law the Company shall:

     (I) solicit voting instructions from the purchasers of the Contracts ("Owners");
     (ii) vote the Portfolio shares in accordance with instructions received from Owners; and
     (iii) vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares of such Portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. Company will calculate voting privileges in a manner

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consistent with other separate accounts investing in the Portfolio and in accordance with applicable law.

     2.3 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund, at its option, will either provide for annual meetings or comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b) and the rules thereunder. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of Directors and with whatever rules the SEC may promulgate with respect thereto.

3.   Representations and Warranties

     3.1 Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the laws of New York and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in New York. Company represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

     3.2 Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act").

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     3.3  Company represents and warrants that it has or will have registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     3.4 Company represents that the Contracts are currently treated as annuity contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will maintain such treatment and that it will notify Adviser and Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.5 Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Maryland.

     3.6 Fund represents and warrants that Portfolio shares sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance; that Fund shall amend the registration statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of its shares; that Fund will sell such shares in compliance with all applicable federal and state laws; and that Fund is and will remain registered under and complies and will comply in all material respects with the 1940 Act. Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by Fund.

     3.7 Fund represents and warrants that it will invest money from the sale of Portfolio shares in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder. Fund agrees to notify Company upon having a reasonable basis for believing that any Portfolio has ceased to comply with Section 817(h) of the Code and to take all reasonable steps to diversify such Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation (S) 1.817-5.

     3.8 Fund represents and warrants that the Portfolios are currently qualified as Regulated Investment Companies under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will promptly notify Company upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     3.9 Fund represents and warrants that each Portfolio's investment policies, fees and expenses are and shall at all times remain in compliance with New York law regarding separate accounts of domestic insurers and with any other applicable state insurance laws of which it is aware, provided the Portfolios shall have no obligation to conduct an independent investigation. Company shall inform a

Portfolio in writing if Company determines that such Portfolio is not in compliance with applicable insurance laws, but this provision shall not be construed to limit or qualify Fund's representation and warranty given in the immediately preceding sentence. Fund further represents that its operations are and shall at all times remain in material compliance with the laws of the State of Maryland to the extent required to perform this Agreement.

     3.10 DFAS represents and warrants that it is and will be a member in good standing of the National Association of Securities Dealers, Inc., ("NASD") and is and will be registered as a broker-dealer with the SEC. DFAS represents that is operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

     3.11 DFAS represents and warrants that it is and will remain duly registered in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any such applicable state and federal laws.

     3.12 All parties hereto represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount

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not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties hereto agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and each agrees to notify promptly the other parties hereto in the event that such coverage no longer applies.

4.   Sales Material and Information

     4.1 Company shall promptly inform DFAS as to the status of all such sales literature filings and shall promptly notify DFAS of all approvals or disapprovals of sales literature filings in the States. DFAS and Fund shall promptly provide Company with copies of any correspondence and reports of inquiries, meetings and discussions concerning regulation of the Contracts and any Owner complaints respecting the Contracts. Company shall promptly provide Fund with copies of any Owner complaints respecting the Contracts.

     4.2 Except with the written consent of Adviser, Fund or DFAS, as appropriate, Company shall not make any material representations concerning the Adviser, DFAS, or the Fund other than the information or representations contained in: (a) a registration statement or prospectus for the Fund, as amended or supplemented from time to time; (b) published reports or statements of the Fund which are in the public

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domain or are approved by Fund; or (c) sales literature or other promotional material of the Fund.

     4.3 Except with the written consent of Company, Adviser, DFAS, or the Fund shall not make any material representations concerning Company other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by Company; or (c) sales literature or other promotional material of the Company.

     4.4 No Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party.

     4.5 Fund will provide to Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to Fund or its shares, (a) in draft form prior to the filing of such document with the SEC or other regulatory authorities with reasonable time allowed for Company to provide Fund with its comments and (b) in final form as filed. If requested by Company, Fund shall provide such documentation (including a final copy of the new

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prospectus of the Portfolios as set in type (including an 8 1/2 x 11 size camera ready stat) at Fund's expense) and other assistance as is reasonably necessary in order for Company once each year (or more frequently if the prospectus for Company is amended) to have, at Company's expense, the prospectus for the Contracts and Portfolios' prospectus printed together in one document.

     4.6 Company will provide to Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to the Fund and the Contracts, (a) in draft form prior to the filing of such document with the SEC, with reasonable time allowed for Fund to provide Company with its comments and
(b) in final form as filed.

     4.7 For purposes of this Section 4, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

     4.8 To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between Company and DFAS, Company reserves the right to modify any of the Contracts in any respect whatsoever. Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in

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whole or in part, or to accept or reject any application for the sale of a
Contract. Company agrees to notify the other Parties promptly upon the occurrence of any event Company believes might necessitate a material modification or suspension.

     4.9 The Parties agree to review the arrangements set forth herein during the last calendar quarter of each year for possible changes and will make their personnel reasonably available for this purpose.

5.   Fees and Expenses

     5.1 Fund shall bear the cost of registration and qualification of Fund's shares; preparation and filing of Fund's prospectus and registration statement, proxy materials and reports including postage; preparation of all other statements and notices relating to Fund required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to Fund; all taxes on the issuance or transfer of Fund's shares.

     5.2 Company shall see to it that the Contracts are registered under the 1933 Act, and that the Account is registered as a unit investment trust in accordance with the 1940 Act. Company shall bear the expenses for the costs of preparation and filing of Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state

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law; expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various states under applicable insurance laws; filing of annual reports on form N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

6.   Indemnification

     6.1  Indemnification By Company

          6.1(a) Company agrees to indemnify and hold harmless Fund, DFAS and Adviser and each of their directors and officers, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

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                    (i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company by or on behalf of Fund for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or
               representations or wrongful conduct of Company or persons under its control, with respect to the sale or

                                       15
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               distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to Fund by or on behalf of Company; or

                    (iv) arise out of, or as a result of, any failure by Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of, or result from, any material breach of any representation and/or warranty made by Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Company or persons under its control;

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as limited by and in accordance with the provisions of sections 6.1(b) and
6.1(c) hereof.

     6.1(b) Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Fund, whichever is applicable, or to the extent of such Indemnified Party's negligence.

     6.1(c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Company shall be entitled to participate, at its own expense, in the defense of such action provided that it gives written notice of such

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intention to the Indemnified Parties. Company also shall be entitled to assume and to control the defense thereof. After notice from Company to such Party of Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.1(d) The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of Fund.

     6.2  Indemnification by DFAS

          6.2(a) DFAS agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of DFAS) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in

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               the registration statement or prospectus or sales literature of
               Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund by or on behalf of Company for use in the registration statement or prospectus for Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or
               representations or wrongful conduct of DFAS or Fund or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares (it is understood that the persons who are involved in the sale of distribution of the Contracts are not under the control of DFAS, Adviser or Fund); or

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                    (iii)  arise out of any untrue statement or  alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Company by or on behalf of Fund; or

                    (iv) arise out of, or as a result of, any failure by DFAS, Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by DFAS, Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

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     6.2(b)  DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Account, whichever is applicable, or to the extent of such Indemnified Party's negligence.

     6.2(c) DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof provided that it gives written notice of such intention to the Indemnified Parties. DFAS also shall be entitled to assume and to control the defense thereof. After notice from DFAS to such Party of DFAS's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DFAS will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.2(d) The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

     6.3  Indemnification by Adviser

          6.3(a) Adviser agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fund or Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund or Adviser by or on behalf of Company for use in the registration statement or prospectus for Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or representations or wrongful conduct of DFAS, Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, Adviser or
               Fund);

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Company by or on behalf of Fund or Adviser;

                    (iv) arise out of, or as a result of, any failure by DFAS, Adviser, Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by DFAS, Fund, Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, Adviser, Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

     6.3(b) Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Account, whichever is applicable, or to the extent of such Indemnified Party's negligence.

     6.3(c) Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Fund or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fund or Adviser of any such claim shall not relieve Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Adviser will be entitled to participate, at its own expense, in the defense thereof provided that it gives written notice of such intention to the Indemnified Parties. Adviser also shall be entitled to assume and to control the defense thereof. After notice from Adviser to such Party of Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.3(d) The Indemnified Parties will promptly notify Fund or Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

7.   Potential Conflicts

     7.1 The Directors will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Directors shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof and, on an annual basis, shall provide Company with written notification that the Directors are not aware of any conflict, if such is the case.

     7.2 The Company will report any potential or existing conflicts of which it is aware to the Directors and, on an annual basis, shall provide Fund with written notification that Company is not aware of any conflict, if such is the case. The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the Securities & Exchange Commission ("Exemptive Order"), by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Directors, or a majority of its disinterested Directors, that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Directors inform the Company in writing that they have determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of the foregoing six (6) month period, DFAS and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5 For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

     7.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.   Term and Termination

     8.1 The initial term of this Agreement shall be from November 15, 1996 through November 14, 1999. Unless terminated upon thirty (30) days' prior written notice to the other Party, this Agreement shall thereafter automatically renew from year to year, provided that any Party may terminate this Agreement without cause following the initial term upon six (6) days' advance written notice to the other.

     8.2 Notwithstanding any other provision of this Agreement, DFAS, Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to the Company, unless Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by Company of any representation, warranty, covenant or obligation hereunder.

     8.3 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to DFAS, Adviser and Fund unless DFAS, Adviser or Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS,

Adviser or Fund of any representation, warranty, covenant or obligation hereunder.

     8.4 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund and the DFAS with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

     8.5 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund, Adviser and the DFAS with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

     8.6 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund, Adviser and the DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify.

     8.7 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund, Adviser and the DFAS with respect to any

Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Paragraph 3.7.

     8.8 Notwithstanding any other provision of this Agreement, Fund, Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in their sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.9 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund, Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.10 Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement for cause on not less than sixty (60) days' prior written notice to all other Parties, unless any of the other Parties has cured such cause within sixty (60) days of receiving such notice, for any one of the following reasons:

               (a) change in control of any Party or such Party's ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

               (b) a material change in, or other material revision to the Contracts or the prospectuses of Fund that describe the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

               (c) any action taken by federal or state regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or (ii) materially or adversely alters the terms or conditions of such Party's participation in the subject matter of this Agreement.

     8.11 Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax deferred status thereof and the payment of benefits thereunder.

9.   Notices

     Any notice shall be deemed sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to Fund:

     Irene R. Diamant
     Vice President
     DFA Investment Dimensions Group, Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     If to Adviser:

     Irene R. Diamant
     Vice President
     Dimensional Fund Advisors Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     If to DFAS:

     Irene R. Diamant
     Vice President
     DFA Securities Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, California 90401

     If to Company:

     Jeffrey P. Lammers
     Providian Corporation
     400 West Market Street
     P.O. Box 32830
     Louisville, Kentucky 40202

     with a copy to:

     Marketing Director
     First Providian Life and Health Insurance Company
     520 Columbia Drive
     Johnson City, New York 13790

10.  Miscellaneous

     10.1 The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

     10.2 If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance and securities regulators) and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

     10.5 Each Party hereto grants to the other the right to audit its records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

     10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.7 Subject to the requirements of legal process and regulatory authority, the Fund, Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

     10.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     10.9 In any dispute arising hereunder, each party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

     10.10 The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kentucky; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

     10.11 Notwithstanding any termination of this Agreement, Fund shall, at the option of the Company, continue to make available additional shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement

(hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts shall be permitted to reallocate investments in the Portfolios, redeem investments in the Portfolios and/or invest in the Portfolios upon the making of additional purchase payments under the Existing contracts.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first set forth above.

                    Company:

                    FIRST PROVIDAN LIFE AND HEALTH INSURANCE
                     COMPANY

                    By:  /s/ Gregory J. Garvin
                         ------------------------------------------------
                         Gregory J. Garvin, Vice President & Secretary

                    Fund:

                    DFA INVESTMENT DIMENSIONS GROUP INC.

                    By:  /s/ Irene R. Diamant
                         ------------------------------------------------
                         Irene R. Diamant, Vice President & Secretary

                    DFAS:

                    DFA SECURITIES INC.

                    By:  /s/ Irene R. Diamant
                         ------------------------------------------------
                         Irene R. Diamant, Vice President & Secretary

                    Fund Adviser:

                    DIMENSIONAL FUND ADVISORS INC.

                    By:  /s/ Irene R. Diamant
                         ------------------------------------------------
                         Irene R. Diamant, Vice President & Secretary

                                 SCHEDULE 1.1

     VA Small Value Portfolio

     VA Large Value Portfolio

     VA International Value Portfolio

     VA International Small Portfolio

     VA Short-Term Fixed Portfolio

     VA Global Bond Portfolio